SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "AGREEMENT") is entered into as of this 6th day of Nov, 2000, by and between TELENETICS CORPORATION, a California corporation ("DEBTOR"), and Harvey Bibicoff, an individual ("SECURED PARTY").

                                R E C I T A L S:

         A. Debtor is indebted to Secured Party in the principal sum of $530,000.00, pursuant to that certain Settlement Agreement and Mutual Release (the "SETTLEMENT AGREEMENT") of even date herewith between the parties hereto.

         B. This Security Agreement is intended by the parties hereto to create a security interest in the collateral described herein in favor of Secured Party to secure all of the obligations of Debtor under the Settlement Agreement.

         C. The parties hereto understand and agree that the security interest created by this Agreement is junior in status, at least with respect to the assets of Debtor which secure Debtor's payment obligations in accordance with the security interest created by that certain Loan and Security Agreement by and among Debtor and Celtic Capital Corporation, dated as of April 2, 1999, (the "LOAN AND SECURITY AGREEMENT"). In addition, the parties hereto understand and agree that the security interest created by this Agreement is PARI PASSU in status to the security interests created by (i) that certain Amendment to Security Agreement by and between Debtor and Shala Shashani, doing business as SMC Group, a sole proprietorship, dated as of March 31, 1998, which amended and replaced that certain Security Agreement by and between Debtor and Shashani, dated February 7, 1992, and (ii) that certain Security Agreement by and between Debtor and SMC Communications Group, Inc., dated as of December 31, 1997 (collectively, the "PARI PASSU SECURITY AGREEMENTS").

                               A G R E E M E N T:

         IN CONSIDERATION of the foregoing recitals, the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto do hereby agree as follows:

1. SECURITY INTEREST. As security for the performance of the obligations and indebtedness represented by the Settlement Agreement, including renewals, extensions, amendments and replacements thereto, Debtor hereby grants to Secured Party a security interest in the following collateral and in other collateral of the same class, whether now owned or hereinafter acquired by Debtor (the "Collateral"):

         All tangible and intangible assets of Debtor, including, but not limited to, all existing and future inventory, accounts receivable, furniture, fixtures, equipment, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest or proprietary right, as well as any document, instrument or drawings embodying the same, and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof.




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         Debtor and Secured Party agree that the security interest created hereby has attached to the Collateral to the extent permitted by law, and that it will attach to additional portions of the Collateral hereinafter acquired by Debtor, as the requirements for attachment are otherwise met. The parties hereto agree that all of the Collateral is personal property.

2. POSSESSION AND LOCATION OF COLLATERAL. Unless and until any default occurs hereunder as set forth in Section 7 hereof, Debtor shall have possession of the Collateral for its use and enjoyment in any lawful manner not inconsistent with this Agreement or the Settlement Agreement. The Collateral will be kept at Debtor's place of business with respect to such assets and will not be moved therefrom without the prior written consent of Secured Party, except that Debtor may make sales of inventory items in the ordinary course of business. Debtor shall not replace or make material alterations in the Collateral without the prior written consent of Secured Party. The consent of Secured Party required hereby shall not be unreasonably withheld.

3. FINANCING STATEMENTS. Debtor shall join with Secured Party in executing one or more financing statements or other documents pursuant to the provisions of the California Uniform Commercial Code, or any other applicable law, relating to the perfection of the Secured Party's security interest in the Collateral, in form reasonably satisfactory to Secured Party.

4. TRANSFER, TAXES, LIENS AND ENCUMBRANCES. Debtor has title to the Collateral free and clear of any lien, security interest or encumbrance, except for the security interests created by this Agreement, the Pari Passu Security Agreements and the Loan and Security Agreement. Title to the Collateral will remain in and continue to be vested in Debtor. Debtor will defend the Collateral and will not sell, offer to sell or otherwise transfer the Collateral, any portion thereof, or any interest therein, without the prior written consent of Secured Party, except that Debtor may make sales of inventory items in the ordinary course of business. The consent of Secured Party required hereby shall not be unreasonably withheld. Debtor shall pay all taxes, assessments and other charges made against the Collateral. In addition, unless Secured Party shall consent otherwise in writing, Debtor will keep the Collateral free from any lien, security interest or encumbrance, except for the security interests created by this Agreement, the Pari Passu Security Agreements and the Loan and Security Agreement.

5. RISK OF LOSS AND INSPECTION OF COLLATERAL. Debtor shall have all risk of loss of the Collateral, and Debtor will keep the Collateral in good order and repair. Secured Party shall have the right, at any reasonable time, to enter upon the premises where the Collateral is located to examine and inspect the Collateral in person or by agent. Any refusal to permit such entry shall be a breach of this Agreement.

6. INSURANCE. Debtor shall keep the Collateral insured, at its own expense, in an amount not less than its full insurable value, against loss by fire, theft, vandalism and malicious mischief, storm, earthquake and extended coverage, and Debtor shall cause Secured Party to be named loss payee in such insurance, and furnish to Secured Party written evidence thereof.

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7. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an Event of Default:

         (a) The failure of Debtor to perform any obligation or covenant set forth herein or in the Settlement Agreement; or

         (b) The failure of Debtor to pay principal and interest under the terms of the Settlement Agreement.

         (c) Debtor ceases operations, is dissolved, terminates its existence, does or fails to do anything that allows the obligations under the Settlement Agreement to become due before their stated maturity, or becomes insolvent, appoints a receiver for its property, makes an assignment for the benefit of creditors, commences any proceeding under any bankruptcy law, or is unable to meet its debts as they mature.

8. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default hereunder, and if, upon written notice of such default delivered to the Debtor, the specified default is not cured within thirty (30) days of receipt of such notice, Secured Party may, at its option, declare all amounts secured hereby immediately due and payable and shall have the right to conduct a public or private sale of the Collateral pursuant to and in accordance with the California Commercial Code. Upon Debtor's default pursuant to this Section 8, the parties hereto shall have all of the rights and remedies available to them under the California Uniform Commercial Code.

         Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. All rights and remedies of Secured Party shall be cumulative and may be exercised successively or concurrently and without impairing Secured Party's interest in the Collateral.

9. NOTICE. All written notices required or permitted pursuant to this Agreement shall be sent by certified mail, return receipt requested, or delivered by hand to the parties hereto at the following address, or at any such other address which any party hereto may, by written notice, have designated pursuant to this section:

         "Debtor":                  Telenetics Corporation
                                    25111 Arctic Ocean
                                    Lake Forest, California 92630
                                    Attention: President

         with a copy to:            Larry A. Cerutti, Esq.
                                    Rutan & Tucker
                                    611 Anton Boulevard, 14th Floor
                                    Costa Mesa, CA 92626
                                    Facsimile: (714) 546-9035

         "Secured Party":           Harvey Bibicoff
                                    Bibicoff & Associates
                                    5855 Topanga Canyon Blvd., Suite 500
                                    Woodland Hills, California 91367-4679
                                    Facsimile: (818) 226-6066

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10. APPLICABLE LAW. This Agreement is to be construed and interpreted in accordance with the laws of the State of California.

11. ASSIGNMENT AND WAIVER. Secured Party may assign its rights or interest under this Agreement and, upon any such assignment, Debtor shall be obligated to render performance to Secured Party's assignee. Debtor waives any and all claims or defenses assertable against Secured Party and assignees thereof, except defenses which cannot be waived under the California Uniform Commercial Code.

12. INUREMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their successors and assigns, and may be altered, amended or changed only by an instrument in writing signed by the parties hereto.

13. SEVERABILITY. In the event any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable under applicable law, such provision shall, insofar as possible, be construed or applied in such manner as will permit enforcement; otherwise this Agreement shall be construed as though such provision had never been made a part hereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. BINDING AUTHORITY. Terry Parker is the duly elected President of Debtor and has the authority to bind the Debtor to the terms and provisions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

         DEBTOR:                      TELENETICS CORPORATION,
                                      a California corporation


                                      By: /s/ Terry Parker
                                         ---------------------------------------
                                             Terry Parker, President



         SECURED PARTY:               /s/ Harvey Bibicoff
                                      ------------------------------------------
                                      Harvey Bibicoff